Exhibit 23.2

Commerce & Finance Law Offices

714 Huapu International Plaza 19 Chaowai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100020

Tel:(8610) 65802255 Fax: (8610) 65802538, 65802678, 65802679, 65802203

E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn

March 29, 2005

TOM Online Inc.

8th Floor, Tower W3, Oriental Plaza

No. 1 Dong Chang An Avenue

Beijing, China 100738

Re: TOM Online Inc.

Dear Sirs/Madams,

We have acted as legal advisors as to the People’s Republic of China law to Tom Online Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2004.

We hereby consent to the reference of our firm under the headings “Risk Factors”, “Our Corporation Structure” and “Regulation”, and elsewhere in the Form 20-F.

In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices